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As filed with the Securities and Exchange Commission on March 4, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CUBIST PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	22-3192085 (I.R.S. Employer identification No.)

65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael W. Bonney
President and Chief Executive Officer
Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421
(781) 860-8660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Julio E. Vega, Esq.
Matthew J. Cushing, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
(617) 951-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, Par Value $.001 per share, including associated rights to purchase Series A Junior Participating Preferred Stock, Par Value $.001 per share	1,876,173	$10.56	$19,812,386	$2,332

(1)
Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the offering of up to 1,876,173 shares at a purchase price of $10.56 per share, which is the average of the high and low prices reported in the consolidated reporting system of the Nasdaq National Market on March 1, 2005. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 4, 2005

CUBIST PHARMACEUTICALS, INC.

1,876,173 Shares of Common Stock,
$.001 Par Value

        The selling stockholder identified in this prospectus may sell up to 1,876,173 shares of common stock of Cubist Pharmaceuticals, Inc. Cubist will not receive any of the proceeds from the sale of shares by the selling stockholder.

        Our common stock is quoted on the Nasdaq National Market under the symbol "CBST." The closing bid price of our common stock on the Nasdaq National Market on March 3, 2005 was $10.44 per share. When used herein, the term "selling stockholder" shall include donees, transferees, pledgees and other successors in interest.

Investing in these securities involves risks.
See "Risk Factors" beginning on page 4.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        The selling stockholder may sell the shares of common stock described in this prospectus in public or private transactions, on or off the National Market System of the Nasdaq Stock Market, at prevailing market prices, or at privately negotiated prices. The selling stockholder may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder. More information is provided in the section titled "Plan of Distribution."

The date of this prospectus is                        , 2005

        Cubist and Cubicin are our registered trademarks. This prospectus contains trademarks and trade names of other companies.

        We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. Neither this prospectus nor any prospectus supplement is an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction where an offer or solicitation is not permitted. No sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has not been any change in our affairs since the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Securities Exchange Act, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549, or on the Internet at http:// www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

        We have filed a Registration Statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the common stock being offered pursuant to this prospectus. This prospectus omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about Cubist and the common stock being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above.

CERTAIN INFORMATION WE ARE INCORPORATING BY REFERENCE

        We "incorporate by reference" our documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until this offering is completed. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act:

  •
  Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 (as amended by the Quarterly Report on Form 10-Q/A filed on November 10, 2004) and September 30, 2004;

  •
  Current Reports on Form 8-K filed on September 30, 2004, November 10, 2004, November 12, 2004, November 17, 2004, November 24, 2004 and December 13, 2004;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 17, 1996, including any amendments or reports filed for the purpose of updating that description;

  •
  the description of the preferred stock purchase rights for our Series A Junior Participating Preferred Stock contained in our registration statement on Form 8-A filed with the SEC on August 2, 1999, including any amendments or reports filed for the purpose of updating that description; and

  •
  all of our filings pursuant to the Securities Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement.

        The financial statements incorporated by reference in this registration statement are not current. Therefore, the Company's independent registered public accounting firm has not consented to the incorporation by reference of its report, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in this registration statement. The consent of the Company's independent registered public accounting firm required to be filed as part of this registration statement and that relates to the financial statements to be filed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 will be subsequently filed by amendment.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

        Cubist Pharmaceuticals, Inc.
        65 Hayden Avenue
        Lexington, MA 02421
        Attn: Investor Relations
        (781) 860-8660
        e-mail: ir@cubist.com

Cubist Pharmaceuticals

        Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of products that address unmet medical needs in the acute care environment. To date, we have been exclusively focused on developing business and product opportunities in the antiinfective market place. Cubicin, our flagship drug, was approved on September 12, 2003, by the U.S. Food and Drug Administration, or FDA, for sale in the United States. Cubicin is approved for the treatment of complicated skin and skin structure infections (cSSSI) caused by specific Gram-positive bacteria. In June 2004, we acquired worldwide development and commercialization rights of an investigational monoclonal antibody product known as HepeX-B™, which is in the second of two phase 2 studies, for the prevention of re-infection by the Hepatitis B virus (HBV) in liver transplant patients.

        Cubicin is the first antibiotic from a new class of antiinfectives called lipopeptides. Under laboratory conditions, Cubicin exhibits rapid bactericidal activity against most clinically significant Gram-positive bacteria, including multi-drug resistant bacteria. Cubicin targets Gram-positive bacteria, such as Staphylococcus, Streptococcus and Enterococcus, which can cause a variety of serious infections, and which are a major cause of morbidity and mortality worldwide. The antimicrobial spectrum of Cubicin includes strains of Staphylococcus aureus that are both susceptible and resistant to treatment by currently available drugs.

        On March 3, 2005, we announced that we entered into definitive agreements to purchase from Eli Lilly and Company a reduction in the royalties payable to Eli Lilly on the net sales of Cubicin under that certain Assignment and License Agreement, by and between Cubist and Eli Lilly, dated as of October 6, 2000, as amended by Amendment No. 1 to Assignment and License Agreement, dated as of July 1, 2003, and as further amended by Amendment No. 2 to Assignment and License Agreement, dated as of March 3, 2005. In exchange for the reduction of the royalty, we will issue 1,876,173 shares of common stock to Eli Lilly valued at $10.66 per share. We are filing this registration statement to cover the resale of the 1,876,173 shares to be issued to Eli Lilly in connection with the royalty reduction.

        Our headquarters are located at 65 Hayden Avenue, Lexington, Massachusetts, 02421 and our telephone number is (781) 860-8660.

FORWARD-LOOKING STATEMENTS

        This document contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, these statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "would," "expect," "anticipate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state trends and known uncertainties or other forward-looking information. You are cautioned that forward-looking statements are based on current expectations and are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, the risks and uncertainties described or discussed in the Section "Risk Factors" below. The forward-looking statements contained herein represent our judgment as of the date of this prospectus, and we caution readers not to place undue reliance on such statements.

        Forward-looking statements include information concerning possible or assumed future results of our operations, including, but not limited to, statements regarding:

  •
  the acceptance of Cubicin by physicians, patients, third-party payors and the medical community;

  •
  our expectations regarding clinical trials and development time lines for Cubicin or other product candidates;

  •
  our expectations regarding our ability to continue to manufacture Cubicin;

  •
  our ability to use our research and development and technology platforms and methods to identify potential products and candidates;

  •
  our expectations regarding selection of clinical development candidates;

  •
  our expectation regarding our ability to further identify, develop and commercialize products in the coming years;

  •
  the continuation of our collaborations with our partners and our ability to establish and maintain successful manufacturing, sales and marketing, distribution and development collaborations;

  •
  our future capital requirements and our ability to finance our operations; and

  •
  our expectations regarding general business conditions and growth in the biopharmaceutical industry and overall economy.

        Many factors could affect our actual financial results and could cause these actual results to differ materially from those in these forward-looking statements. These factors include, but are not limited to, the following:

  •
  whether we will receive, and the potential timing of, regulatory approvals or clearances to market Cubicin in other countries and for additional indications in the U.S.;

  •
  whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner;

  •
  our ability to conduct successful clinical trials in a timely manner;

  •
  the level of acceptance of Cubicin by physicians, patients, third party payors and the medical community;

  •
  competition, particularly with respect to Cubicin;

  •
  our ability to continue to manufacture Cubicin on a commercial scale;

  •
  our dependence upon pharmaceutical and biotechnology collaborations;

  •
  our ability to finance our operations;

  •
  potential costs resulting from product liability claims;

  •
  our ability to protect our proprietary technologies;

  •
  our ability to discover or in-license drug candidates and develop and achieve commercial success for drug candidates; and

  •
  a variety of risks common to our industry, including but not limited to, ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

RISK FACTORS

        An investment in our common stock involves significant risks. You should carefully consider the risks, including the forward-looking statements made in this prospectus, as well as all of the risk factors incorporated herein by reference, before you make an investment decision pursuant to this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The risk factors set forth in our Current Report on Form 8-K filed on November 17, 2004 are incorporated herein by reference.

USE OF PROCEEDS

        Cubist will not receive any proceeds from the sale of the shares of common stock offered pursuant to this registration statement by the selling stockholders.

SELLING SECURITYHOLDER

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 3, 2005 by Eli Lilly and Company, or the selling stockholder, assuming the issuance by Cubist of 1,876,173 shares of common stock described below. The selling stockholder covered by this prospectus will receive an aggregate of 1,876,173 shares of our common stock in connection with Amendment No. 2 to Assignment and License Agreement, dated as of March 3, 2005, between Cubist and Eli Lilly, pursuant to which Cubist agreed to purchase a two percent reduction on all royalties payable under the Assignment and License Agreement in exchange for shares of Cubist common stock.

        Under a Registration Rights Agreement, dated as of March 3, 2005, between Cubist and the selling stockholder, we agreed to register the Cubist common stock issued to the selling stockholder in connection with the Assignment and License Agreement, as amended, and to keep the Registration Statement effective until the earlier of March 3, 2007, the date that all of the shares are sold under the Registration Statement, or the date that all of the shares may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended.

        Our registration of the shares of common stock covered by this prospectus does not necessarily mean that the selling stockholder will sell all or any of the shares. The information provided in the table below with respect to the selling stockholder has been obtained from such selling stockholder. We licensed worldwide rights to daptomycin, currently known and marketed under the brand name CUBICIN®, from the selling stockholder in 1997. Except as otherwise disclosed in the preceding sentence, the selling stockholder has not, nor within the past three years has had, any position, office or other material relationship with Cubist or any of its predecessors or affiliates. Because the selling stockholder may sell all or some portion of the shares of common stock beneficially owned by it, only an estimate (assuming the selling stockholder sells all of its shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by the selling stockholder after this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it last provided to Cubist any information regarding the shares of common stock beneficially owned by it, all or a portion of the shares of common stock beneficially owned by it in transactions exempt from the registration requirements of the Securities Act of 1933.

			Shares Beneficially Owned After the Offering
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned Prior to the Offering	Number of Shares Being Offered
			Number	Percent
ELI LILLY AND COMPANY Lilly Corporate Center Indianapolis, IN 46285	1,915,095	1,876,173	38,922	*

*
Less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended.

PLAN OF DISTRIBUTION

        We will not receive any of the proceeds from the sale of common stock offered pursuant to this prospectus. The shares of our common stock offered pursuant to this prospectus may be offered and sold from time to time by the selling stockholder listed in the preceding section, or its donees, transferees, pledgees or other successors in interest that receive such shares as a gift or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. All or a portion of the common stock offered by this prospectus may be offered for sale from time to time on The Nasdaq National Market, on one or more exchanges, in the over-the-counter market, or otherwise, at prices and terms then prevailing, at prices related to the then current price, or in negotiated transactions. The selling stockholder may effect such transactions by selling its shares to or through broker-dealers. The distribution of these securities may be effected in one or more transactions that may involve:

  •
  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

  •
  an exchange distribution in accordance with the rules of such exchange;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market, including negotiated sales;

  •
  ordinary brokerage transactions and transactions and transactions in which the broker solicits purchasers; or

  •
  privately negotiated transactions.

        The selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions.

        To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents also may receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

        Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares offered pursuant to this prospectus. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholder may be subject to the prospectus delivery requirements of the Securities Act of 1933.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 or other exemption from registration may be sold under Rule 144 or other exemption rather than pursuant to this prospectus. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Each selling stockholder and any other distribution participant will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholder and any other distribution participant.

        We will make copies of this prospectus available to the selling stockholder and will inform the selling stockholder of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares being offered pursuant to this prospectus.

        The selling stockholder is not obligated to, and there is no assurance that the selling stockholders will, sell any or all of the shares.

        We will bear all costs, expenses and fees in connection with the registration of the resale of the shares covered by this prospectus, other than underwriting discounts and selling commissions, if any. Pursuant to that certain Registration Rights Agreement, by and between Eli Lilly and Cubist, dated as of March 3, 2005, Eli Lilly has agreed to reimburse Cubist for fifty percent of such expenses (other than certain costs that may be incurred in connection with an underwriting, if any). We have agreed to indemnify the selling stockholder, and each participating underwriter, if any, for liabilities based on untrue material facts, or omissions of material facts, contained in this prospectus. The selling stockholder has agreed to indemnify us for liabilities based on untrue material facts, or omissions of material facts, contained in this prospectus, but only to the extent that such material fact or omission is made in reliance on written information furnished to us by the selling stockholder.

EXPERTS

        The financial statements incorporated by reference in this registration statement are not current. Therefore, the Company's independent registered public accounting firm has not consented to the incorporation by reference of its report, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in this registration statement. The consent of the Company's independent registered public accounting firm required to be filed as part of this registration statement and that relates to the financial statements to be filed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 will be subsequently filed by amendment.

LEGAL MATTERS

        Bingham McCutchen LLP, Boston, Massachusetts, has passed upon the legality of the issuance of the shares on our behalf. Justin P. Morreale and Julio E. Vega, partners at Bingham McCutchen LLP, are each an Assistant Secretary of Cubist.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee and the listing fee are estimated):

SEC Registration Fee	$2,332.00
Legal Fees and Expenses	75,000.00
Printing Expenses	10,000.00
Accountants' Fees and Expenses	10,000.00
Miscellaneous Costs	5,000.00

Total	102,332.00

        All expenses in connection with the issuance and distribution of the securities being offered shall be borne by Cubist, other than underwriting discounts and selling commissions, if any. Pursuant to that certain Registration Rights Agreement, by and between Eli Lilly and Cubist, dated as of March 3, 2005, Eli Lilly has agreed to reimburse Cubist for fifty percent of such expenses (other than certain costs that may be incurred in connection with an underwriting, if any).

Item 15. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

        The Restated Certificate of Incorporation and the Amended and Restated By-Laws of Cubist, copies of which are filed herein as Exhibits 3.1 and 3.2, provide for advancement of expenses and indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions to the fullest extent permissible under Delaware law.

        A certain registration rights agreement provides for indemnification by Cubist of certain holders of 5 1/2% subordinated convertible notes who may be considered controlling persons against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws or otherwise, and provide for indemnification by such note holders and their directors, officers and certain control persons against certain liabilities under the Securities Act, the Securities Exchange Act, state securities laws or otherwise.

Item 16. Exhibits

Exhibits

3.1	Restated Certificate of Incorporation of Cubist (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 6, 2004) (File No. 000-21379).
3.2	Amended and Restated By-Laws of Cubist, as amended to date (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.2
Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File No. 000-21379).
4.3
First Amendment dated as of March 7, 2000 to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 4.2 to Cubist's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)
5	Opinion of Bingham McCutchen LLP.**
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).**
23.2	Consent of PricewaterhouseCoopers LLP.**
24.1	Power of Attorney (included in signature pages hereto).

**
To be filed by amendment.

Item 17. Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Cubist Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 4th day of March 2005.

CUBIST PHARMACEUTICALS, INC.
By:	/s/ MICHAEL W. BONNEY Michael W. Bonney President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints each of Michael W. Bonney and David W.J. McGirr severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this Registration Statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in this Registration Statement or any such additional registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL W. BONNEY Michael W. Bonney	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 4, 2005
/s/ DAVID W.J. MCGIRR David W.J. McGirr	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2005
/s/ KENNETH M. BATE Kenneth M. Bate	Director	March 4, 2005
/s/ JOHN K. CLARKE John K. Clarke	Director	March 4, 2005

David W. Martin, Jr.	Director	March 4, 2005
/s/ WALTER R. MAUPAY Walter R. Maupay	Director	March 4, 2005
/s/ J. MATTHEW SINGLETON J. Matthew Singleton	Director	March 4, 2005

EXHIBIT INDEX

Exhibits

3.1	Restated Certificate of Incorporation of Cubist (incorporated by reference to Exhibit 3 to Cubist's Quarterly Report on Form 10-Q filed on August 6, 2004) (File No. 000-21379).
3.2	Amended and Restated By-Laws of Cubist, as amended to date (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.1	Specimen certificate for shares of Common Stock (incorporated by reference to Exhibit 3.4 to Cubist's Registration Statement on Form S-1) (Registration No. 333-6795).
4.2
Rights Agreement dated as of July 21, 1999 between Cubist and BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 99.1 to Cubist's Report on Form 8-K filed on July 30, 1999) (File No. 000-21379).
4.3
First Amendment dated as of March 7, 2000 to the Rights Agreement, dated as of July 21, 1999 between Cubist and Fleet National Bank f/k/a BankBoston, N.A. as Rights Agent (incorporated by reference to Exhibit 4.2 to Cubist's Registration Statement on Form 8-A/A filed on March 9, 2000) (File No. 000-21379)
5	Opinion of Bingham McCutchen LLP.**
23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5).**
23.2	Consent of PricewaterhouseCoopers LLP.**
24.1	Power of Attorney (included in signature pages hereto).

**
To be filed by amendment.

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Cubist Pharmaceuticals
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PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX